ORION ENGINEERED CARBONS S.A.

Exhibit 99.1	INVESTOR CONTACT: Wendy Wilson Investor Relations +1 281-974-0155
Orion Engineered Carbons S.A. Announces
Second Quarter Financial Results

Houston, TX—August 5, 2021—Orion Engineered Carbons S.A. (NYSE: OEC), a global supplier of specialty and high-performance carbon black, today announced financial results for the second quarter of 2021.
Second Quarter 2021 Highlights
•Achieved second highest Adjusted EBITDA since IPO.
•Positioned the company to complete EPA investments, capture growth in differentiated markets and generate substantial free cash flow in 2023.
•Received cash payment of $79.5 million, resolving longstanding dispute with Evonik, substantially bolstering financial position.
•Net sales of $401.0 million, up $198.4 million, year over year.
•Net income of $89.1 million, up $106.9 million, year over year.
•Basic EPS of $1.47, up $1.77, year over year.
•Adjusted EPS1 of $0.62, up $0.76, year over year.
•Adjusted EBITDA1 of $78.8 million, up $63.6 million, year over year.
•Adjusted EBITDA margin1 of 19.7%, up 1,220 basis points, year over year.
1 The reconciliations of Non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.
"This quarter we delivered Adjusted EBITDA representing the second highest level since our IPO in 2014, four times higher than year ago levels and ten percent higher than the second quarter of 2019. Our outstanding financial performance demonstrates the strong resilience and operating leverage inherent to our business and the agility of our team to capitalize on robust economic conditions during the period. We also substantially bolstered our financial standing during the quarter by successfully settling the longstanding Evonik dispute. Overall, the Orion team remains focused on maximizing long term shareholder value by advancing select growth investments, driving sustainability, executing the remaining EPA installations safely and positioning the company to generate considerable free cash flow in 2023,” said Corning Painter, chief executive officer.

ORION ENGINEERED CARBONS S.A.
Second Quarter 2021 Overview:

(In millions, except per share data or stated otherwise)	Q2 2021	Q2 2020	Y/Y Change
Volume (kmt)	250.3	156.9	93.4
Net sales	401.0	202.6	198.4
Income (loss) from operations	132.5	(12.9)	145.4
Net (loss) income	89.1	(17.8)	106.9
Contribution margin	153.6	74.3	79.3
Contribution margin per metric ton	613.9	473.6	140.3
Adjusted EBITDA (1)	78.8	15.2	63.6
Adjusted EBITDA margin (1)	19.7%	7.5%	1220bps
Basic EPS	1.47	(0.30)	1.77
Diluted EPS	1.47	(0.29)	1.76
Adjusted EPS(1)	0.62	(0.14)	0.76
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.

Volumes increased by 93.4 kmt or 59.5%, year over year, with higher demand in both segments, across all applications and geographies, primarily driven by a sharp global recovery from the COVID-19 induced economic downturn.

Net sales increased by $198.4 million, or 97.9%, year over year, driven primarily by higher sales volume, favorable product mix and the impact of passing through higher feedstock costs.

Income from operations increased to $132.5 million, compared to a $12.9 million loss from operations in the prior year, an increase of $145.4 million. The increase was primarily driven by favorable operating leverage associated with substantially higher sales volume, favorable product mix and the Evonik legal settlement related gain, partially offset by higher selling, general and administrative costs.

Net income increased to $89.1 million, compared to a net loss of $17.8 million in the second quarter of the prior year, up $106.9 million. The increase was driven primarily by higher sales volume, and the Evonik legal settlement related gain.

Contribution margin increased by $79.3 million to $153.6 million, year over year, primarily due to favorable operating leverage associated with substantially higher sales volume.

Adjusted EBITDA increased by $63.6 million, from $15.2 million to $78.8 million, year over year, primarily due to favorable operating leverage associated with substantially higher sales volume and favorable product mix.

ORION ENGINEERED CARBONS S.A.
Quarterly Business Segment Results

SPECIALTY CARBON BLACK
(In millions, unless stated otherwise)	Q2 2021	Q2 2020	Y/Y Change
Volume (kmt)	68.1	49.5	18.6
Net sales	156.3	94.4	61.9
Gross profit	53.0	24.2	28.8
Gross profit per metric ton	779.2	489.4	289.8
Adjusted EBITDA	39.3	16.5	22.8
Adjusted EBITDA/metric ton	578.3	333.1	245.2
Adjusted EBITDA Margin (%)	25.2%	17.4%	780bps
Net sales rose by $61.9 million, or 65.6% to $156.3 million, year over year, primarily driven by a 18.6 kmt, or 37.6%, to 68.1, volume increase, favorable product mix, and passing through higher feedstock costs. Volume gains across all regions reflected a broad-based demand increase across all applications reflecting a sharp global recovery from the COVID-19 induced economic downturn.
Specialty Adjusted EBITDA rose by $22.8 million to $39.3 million, year over year, primarily due to favorable operating leverage associated with substantially higher sales volume, and favorable product mix. Year over year, Adjusted EBITDA margin rose 780 basis points to 25.2%.

RUBBER CARBON BLACK
(In millions, unless stated otherwise)	Q2 2021	Q2 2020	Y/Y Change
Volume (kmt)	182.2	107.4	74.8
Net sales	244.7	108.2	136.5
Gross profit	57.1	9.7	47.4
Gross profit per metric ton	313.0	90.7	222.3
Adjusted EBITDA	39.5	(1.3)	40.8
Adjusted EBITDA/metric ton	216.5	(11.5)	228.0
Adjusted EBITDA Margin (%)	16.1%	(1.1)%	1720bps

Rubber Carbon Black volumes increased by 74.8 kmt, or 69.6%, year over year, reflecting the broader global economic recovery across all regions.
Net sales increased by $136.5 million to $244.7 million, year over year, primarily reflecting higher sales volume, favorable product mix, and passing through higher feedstock costs.

Rubber Adjusted EBITDA increased by $40.8 million to $39.5 million, year over year, primarily due to favorable operating leverage associated with substantially higher sales volume and favorable product mix. Adjusted EBITDA margin rose 1,720 basis points to 16.1%, year over year.

ORION ENGINEERED CARBONS S.A.
Balance Sheet and Cash Flows
As of June 30, 2021, the company had total liquidity of $364.0 million, including cash and equivalents of $74.1 million, $252.2 million under our revolving credit facility capacity, including ancillary lines, and $37.7 million of capacity under other available credit lines. Net debt was $640.7 million and net leverage was 2.37x.
Cash Flow
Cash inflows from operating activities amounted to $85.1 million down $5.5 million, year over year, primarily driven by higher working capital, partially offset by higher income from operations.
Cash outflows from investing activities were $58.3 million, down $31.1 million, year over year, primarily driven by the timing of EPA-related capital expenditures.
Net cash used by financing activities of $16.6 million, compared to cash provided by financing activities of $81.7 million in the prior year. Cash outflows during 2021 were primarily related to repayments under our senior secured revolving credit facilities, and scheduled debt repayments, partially offset by drawings under our local bank loan facilities. In the prior year, management bolstered its cash position in preparation to successfully manage through the pandemic.
Outlook
We are raising our Adjusted EBITDA guidance to $265 million to $285 million primarily reflecting improved second half Specialty pricing and mix versus our prior outlook. While there are many bullish signals for the global economy, we continue to expect that our second half financial results, though strong, will not match the robust level of our first half, due to planned outages at several plants, including our Ivanhoe, Louisiana site where we are completing our EPA work, and typical Rubber Carbon Black end-of-year seasonality,” Mr. Painter concluded.
Conference Call
As previously announced, Orion will hold a conference call tomorrow, Friday, August 6, 2021, at 8:30 a.m. (EDT). The dial-in details for the live conference call are as follow:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers through August 20, 2021:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13720224
Additionally, an archived webcast of the conference call will be available on the Investor Relations section of the company’s website at www.orioncarbons.com.

ORION ENGINEERED CARBONS S.A.
To learn more about Orion, visit the company’s website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
About Orion Engineered Carbons
Orion Engineered Carbons (NYSE:OEC) is a global supplier of carbon black products including high-performance specialty gas blacks, acetylene blacks, furnace blacks, lamp blacks, thermal blacks, and other carbon blacks that tint, colorize and enhance the performance of polymers, plastics, paints and coatings, inks and toners, textile fibers, adhesives and sealants, batteries, tires, and mechanical rubber goods, such as automotive belts and hoses. The company has over 125 years of history providing customized solutions from a network of 14 global production sites and is dedicated to responsible business practices that emphasize reliability, innovation and sustainability. For more information, please visit orioncarbons.com.
Forward-Looking Statements
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook” and “Quarterly Business Segment Results” sections above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. You should not place undue reliance on forward looking statements. Forward-looking statements are typically identified by words such as “anticipate,” "assume," “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” “to be,” and other words of similar meaning.

These forward-looking statements include, without limitation, statements about the following matters: • our strategies for (i) strengthening our position in specialty carbon blacks and rubber carbon blacks, (ii) increasing our rubber carbon black margins and (iii) strengthening the competitiveness of our operations; • the ability to pay dividends at historical dividend levels or at all; • cash flow projections; • the installation of pollution control technology in our U.S. manufacturing facilities pursuant to the EPA consent decree; • the outcome of any in-progress, pending or possible litigation or regulatory proceedings; and • our expectation that the markets we serve will continue to grow.

All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: the effects of the COVID-19 pandemic on our business and results of operations; • negative or uncertain worldwide economic conditions; • volatility and cyclicality in the industries in which we operate; • operational risks inherent in chemicals manufacturing, including disruptions as a result of severe weather conditions and natural disasters; • our dependence on major customers and suppliers; • our ability to compete in the industries and markets in which we operate; • our ability to address changes in the nature of future transportation and mobility concepts which may impact our customers and our business; • our ability to develop new products and technologies successfully and the availability of substitutes for our products; • our ability to implement our business strategies; • volatility in the costs and availability of raw materials (including but not limited to any and all effects from restrictions imposed by the MARPOL convention and respective International Maritime Organization (IMO) regulations in particular to reduce sulfur oxides (SOx) emissions from ships) and energy; • our ability to respond to changes in feedstock prices and quality; • our ability to realize benefits from investments, joint ventures, acquisitions or alliances; • our ability to realize benefits from planned plant capacity expansions and site development projects and the potential delays to such expansions and projects; • information technology systems failures, network disruptions and breaches of data security; • our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; • our ability to recruit or retain key management and personnel; • our exposure to political or country risks inherent in doing business in some countries; • geopolitical events in the European Union, and in particular the ultimate future relations between the European Union and the United Kingdom resulting from the “Brexit” which may impact the Euro; • environmental, health and safety regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities; • possible future investigations and enforcement actions by governmental or supranational agencies; • our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic

ORION ENGINEERED CARBONS S.A.
releases; • market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy; • litigation or legal proceedings, including product liability and environmental claims; • our ability to protect our intellectual property rights and know-how; • our ability to generate the funds required to service our debt and finance our operations; • fluctuations in foreign currency exchange and interest rates; • the availability and efficiency of hedging; • changes in international and local economic conditions, including with regard to the Euro, dislocations in credit and capital markets and inflation or deflation; • potential impairments or write-offs of certain assets; • required increases in our pension fund contributions; • the adequacy of our insurance coverage; • changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; • challenges to our decisions and assumptions in assessing and complying with our tax obligations; and • potential difficulty in obtaining or enforcing judgments or bringing actions against us in the United States.

You should not place undue reliance on forward-looking statements. We present certain financial measures that are not prepared in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. These non-U.S. GAAP measures are Contribution Margin, Contribution Margin per Metric Ton, Adjusted EBITDA, Adjusted EPS, Net Working Capital and Capital Expenditures. Adjusted EBITDA, Adjusted EPS, Contribution Margin and Net Working Capital are not measures of performance under U.S. GAAP and should not be considered in isolation or construed as substitutes for net sales, consolidated profit (loss) for the period, income from operations, gross profit or other U.S. GAAP measures as an indicator of our operations in accordance with U.S. GAAP. For a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP measures, see table titled Reconciliation of Non-GAAP to GAAP Financial Measures.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in Note S, Commitments and Contingencies. to our audited consolidated financial statements regarding contingent liabilities, including litigation. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement - including those in the “2021 Outlook” and “Quarterly Business Segment Results” sections above - as a result of new information, future events or other information, other than as required by applicable law.

Reconciliation of Non-GAAP Financial Measures
In this release we refer to Adjusted EBITDA, Contribution Margin, Adjusted Net Income/(Loss) and Adjusted EPS, which are financial measures that have not been prepared in accordance with U.S. GAAP. We refer to these measures as “non-GAAP” financial measures. Adjusted EBITDA is defined as income from operations before depreciation and amortization, restructuring expenses, consulting fees related to group strategy, share of profit or loss of joint venture, gain related to litigation settlement, and certain other items. Adjusted EBITDA is used by our management to evaluate our operating performance and make decisions regarding allocation of capital because it excludes the effects of certain items that have less bearing on the performance of our underlying core business. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although Adjusted EBITDA excludes the impact of depreciation and amortization, the assets being depreciated and amortized may have to be replaced in the future and thus the cost of replacing assets or acquiring new assets, which will affect our operating results over time, is not reflected; (b) Adjusted EBITDA does not reflect interest or certain other costs that we will continue to incur over time and will adversely affect our profit or loss, which is the ultimate measure of our financial performance and (c) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently. Because of these and other limitations, you should consider Adjusted EBITDA alongside our other U.S. GAAP-based financial performance measures, such as consolidated profit or loss for the period.
Contribution Margin is calculated by subtracting variable costs (such as raw materials, packaging, utilities and distribution costs) from our net sales. We believe that Contribution Margin and Contribution Margin per Metric Ton are useful because we see these measures as indicating the portion of net sales that is not consumed by such variable costs and therefore contributes to the coverage of all other costs and profits.
Adjusted Net Income/(Loss) is defined as profit or loss for the period adjusted for acquisition related expenses, restructuring expenses, consulting fees related to group strategy, certain other items (such as amortization expenses related to intangible assets acquired from our predecessor and foreign currency revaluation impacts) and assumed taxes and Adjusted EPS is defined as Adjusted Net Income divided by the weighted number of shares outstanding. Adjusted Net Income/(Loss) and Adjusted EPS

ORION ENGINEERED CARBONS S.A.
provide guidance with respect to our underlying business performance without regard to the effects of (a) foreign currency fluctuations, and (b) the amortization of intangible assets which other companies may record as goodwill having an indefinite lifetime and thus no amortization. Other companies may use a similarly titled financial measure that is calculated differently from the way we calculate Adjusted Net Income/(Loss) and Adjusted EPS.
We define Net Working Capital as the total of inventories and current trade receivables, less trade payables. Net Working Capital is as well a non-GAAP financial measure, and other companies may use a similarly titled financial measure that is calculated differently from the way we calculate Net Working Capital.
We have not provided a reconciliation of forward-looking Adjusted EBITDA to the most comparable GAAP measure of net income. Providing net income guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactions and other non-core operating items that are included in net income. Reconciliations of this non-GAAP measure with the most comparable GAAP measure for historic periods are indicative of the reconciliation that will be presented upon completion of the periods covered by the non-GAAP guidance.

ORION ENGINEERED CARBONS S.A.
Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each of Adjusted EBITDA and Adjusted EPS to the most directly comparable GAAP measure:

Reconciliation of profit (loss)	Second Quarter		Six Months Ended June 30,
(In thousands)	2021	2020	2021	2020

Net income (loss)	$89,058	$(17,780)	$112,596	$253
Add back income tax expense	33,490	(5,879)	41,764	1,756
Add back equity in earnings of affiliated companies, net of tax	(247)	(151)	(393)	(285)
Pre-tax income (loss) before earnings in affiliated companies and income taxes	122,301	(23,810)	153,967	1,724
Add back interest and other financial expense, net	8,951	8,277	18,910	17,888
Add back reclassification of actuarial losses from AOCI	1,224	2,654	2,452	5,052
Income (loss) from operations	132,476	(12,879)	175,329	24,664
Add back depreciation and amortization of intangible assets, right of use assets, and property, plant and equipment	25,173	21,877	50,800	45,722
EBITDA	157,649	8,998	226,129	70,386
Equity in earnings of affiliated companies, net of tax	247	151	393	285
Evonik legal settlement:
Cash settlement	(79,499)	—	(79,499)	—
Release of legal reserve, net	(3,359)	—	(3,359)	—
Long term incentive plan	1,216	1,199	2,276	60
EPA-related expenses	469	977	2,200	3,566
Extraordinary expense items related to COVID-19	—	2,725	—	2,725
Other adjustments [1]	2,092	1,187	1,526	2,060
Adjusted EBITDA	$78,815	$15,237	$149,666	$79,082
The following table reconciles Contribution Margin and Contribution Margin per Metric Ton to gross profit:

	Second Quarter		Six Months Ended June 30,
(In millions, unless otherwise indicated)	2021	2020	2021	2020

Net sales	$401.0	$202.6	$761.1	$538.7
Variable costs	(247.4)	(128.3)	(460.4)	(332.5)
Contribution Margin	153.6	74.3	300.7	206.2
Freight	24.0	11.6	46.5	30.8
Fixed costs	(67.5)	(52.0)	(134.6)	(112.9)
Gross profit	$110.1	$33.9	$212.6	$124.1
Volume (in kmt)	250.3	156.9	504.4	392.0
Contribution margin per metric ton	$613.9	$473.6	$596.2	$525.9
Gross profit per metric ton	$439.8	$216.3	$421.5	$316.6

ORION ENGINEERED CARBONS S.A.

Adjusted EPS	Second Quarter		Six Months Ended June 30,
(In thousands, except per share amounts)	2021	2020	2021	2020

Net income (loss)	$89,058	$(17,780)	$112,596	$253
add back long term incentive plan	1,216	1,199	2,276	60
add back EPA-related expenses	469	977	2,200	3,566
add back extraordinary expense items related COVID-19	—	2,725	—	2,725
add back other adjustment items	2,092	1,187	1,526	2,060
add back reclassification of actuarial losses from AOCI	1,224	2,654	2,452	5,052
add back amortization	2,019	1,843	4,037	3,688
less gain related to legal settlement	(82,858)	—	(82,858)	—
add back foreign exchange rate impacts	1,263	2,099	4,486	7,308
add back amortization of transaction costs	537	500	1,076	1,001
Tax effect on add back items at estimated tax rate	22,212	(3,954)	19,442	(7,637)
Adjusted net income (loss)	$37,232	$(8,550)	$67,233	$18,076

Total add back items	$(51,826)	$9,230	$(45,363)	$17,823
Impact add back items per share	$(0.85)	$0.16	$(0.75)	$0.30
Earnings per share (basic)	$1.47	$(0.30)	$1.86	$—
Adjusted EPS	$0.62	$(0.14)	$1.11	$0.30

ORION ENGINEERED CARBONS S.A.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2021	2020	2021	2020

Net sales	$400,976	$202,648	$761,053	$538,655
Cost of sales	290,899	168,704	548,456	414,518
Gross profit	110,077	33,944	212,597	124,137
Selling, general and administrative expenses	55,064	38,547	107,417	83,066
Research and development costs	5,942	4,449	10,702	9,405
Gain related to litigation settlement	(82,858)	—	(82,858)	—
Other expenses (income),net	(547)	3,827	2,007	7,002
Income (loss) from operations	132,476	(12,879)	175,329	24,664
Interest and other financial expense, net	8,951	8,277	18,910	17,888
Reclassification of actuarial losses from AOCI	1,224	2,654	2,452	5,052
Pre-tax income (loss) before earnings in affiliated companies and income taxes	122,301	(23,810)	153,967	1,724
Income tax expense (benefit)	33,490	(5,879)	41,764	1,756
Equity in earnings of affiliated companies, net of tax	247	151	393	285
Net income (loss)	$89,058	$(17,780)	$112,596	$253

Weighted-average shares outstanding:
Basic	60,652	60,487	60,649	60,361
Diluted	60,743	61,263	60,721	61,307
Earnings per share:
Basic	$1.47	$(0.30)	$1.86	$—
Diluted	$1.47	$(0.29)	$1.85	$—

ORION ENGINEERED CARBONS S.A.
Condensed Consolidated Statements of Financial Position (Unaudited)

(In thousands, except share amounts)	June 30, 2021	December 31, 2020

ASSETS
Current assets
Cash and cash equivalents	$74,053	$64,869
Accounts receivable, net	303,164	234,796
Other current financial assets	3,067	3,630
Inventories, net	186,163	141,461
Income tax receivables	12,215	11,249
Prepaid expenses and other current assets	41,857	44,451
Total current assets	620,519	500,456
Property, plant and equipment, net	632,939	610,530
Right-of-use assets	92,913	85,639
Goodwill	81,815	84,480
Intangible assets, net	41,667	46,772
Investment in equity method affiliates	5,247	5,637
Deferred income tax assets	60,008	52,563
Other financial assets	741	761
Other assets	2,609	2,955
Total non-current assets	917,939	889,337
Total assets	$1,538,458	$1,389,793

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$151,702	$131,250
Current portion of long term debt and other financial liabilities	70,110	82,618
Current portion of employee benefit plan obligation	1,083	1,118
Accrued liabilities	43,130	49,176
Income taxes payable	57,110	23,906
Other current liabilities	41,628	36,677
Total current liabilities	364,763	324,745
Long-term debt, net	640,342	655,826
Employee benefit plan obligation	81,094	83,310
Deferred income tax liabilities	46,066	38,770
Other liabilities	104,083	106,129
Total non-current liabilities	871,585	884,035
Stockholders' Equity
Common stock
Authorized 65,035,579 and 65,035,579 shares with no par value
Issued 60,992,259 and 60,992,259 shares with no par value
Outstanding 60,590,526 and 60,487,117 shares	85,323	85,323
Less 401,733 and 505,142 cost of shares of common treasury stock	(7,345)	(8,515)
Additional paid-in capital	69,572	68,502
Retained earnings	197,003	84,407
Accumulated other comprehensive loss	(42,443)	(48,704)
Total stockholders' equity	302,110	181,013
Total liabilities and stockholders' equity	$1,538,458	$1,389,793

ORION ENGINEERED CARBONS S.A.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(In thousands)	2021	2020

Cash flows from operating activities:
Net income	$112,596	$253
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	50,800	45,722
Amortization of debt issuance costs	1,076	1,001
Share-based incentive compensation	2,276	60
Deferred tax (benefit) provision	(1,683)	(6,499)
Foreign currency transactions	(7,400)	231
Reclassification of actuarial losses from AOCI	2,452	5,052
Other operating non-cash items, net	(3,020)	908
Changes in operating assets and liabilities, net:
Trade receivables	(71,014)	59,471
Inventories	(46,188)	25,201
Trade payables	10,801	(45,742)
Other provisions	(1,277)	(7,532)
Income tax liabilities	32,456	8,624
Other assets and liabilities, net	3,192	3,865
Net cash provided by operating activities	85,067	90,615
Cash flows from investing activities:
Acquisition of intangible assets and property, plant and equipment	(58,308)	(89,401)
Net cash used in investing activities	(58,308)	(89,401)
Cash flows from financing activities:
Repayments of long-term debt	(4,157)	(4,022)
Cash inflows related to current financial liabilities	36,421	151,351
Cash outflows related to current financial liabilities	(48,780)	(52,359)
Dividends paid to shareholders	—	(12,045)
Taxes paid for shares issued under net settlement feature	(36)	(1,202)
Net cash provided by (used in) financing activities	(16,552)	81,723
Increase (decrease) in cash, cash equivalents and restricted cash	10,207	82,937
Cash, cash equivalents and restricted cash at the beginning of the period	67,865	68,231
Effect of exchange rate changes on cash	(1,117)	(5,060)
Cash, cash equivalents and restricted cash at the end of the period	76,955	146,108
Less restricted cash at the end of the period	2,902	2,734
Cash and cash equivalents at the end of the period	$74,053	$143,374